EARNINGS PER SHARE COMPUTATIONS:
    MODIFIED TREASURY STOCK METHOD:
  THREE MONTHS ENDED DECEMBER 31,1997

Total exercise proceeds                                 $15,315,267
                                                         ----------
Period - end outstanding shares                           2,212,596
                                                         ----------
20% of period - end outstanding shares                      442,519
                                                        x
Average share price during period                          $10.2500
                                                         ----------
Proceeds used to purchase shares                         $4,535,822
                                                         ----------
Remaining proceeds                                      $10,779,445
                                                         ----------
Proceeds used to retire average debt                    $14,095,974
                                                         ----------
Remaining proceeds to be invested                       ($3,316,529)
                                                         ==========
Adjusted Income (Loss):
  Net income(loss)                                      ($1,439,603)
  Dividends and accretion to preferred stock            ($1,440,925)
                                                         ----------
Adjusted Income (Loss)                                  ($2,880,528)

Interest expense on retired debt        (10.25%)            361,209
Interest income on proceeds invested    (2.5%)                    0
Tax effect of interest adjustments      (40%)              (144,484)
                                                          ---------
Net income (loss) for E.P.S. purposes                   ($2,663,802)
                                                          ---------
Shares:
  Weighted average shares outstanding                     2,201,098
  Weighted average equivalent shares outstanding          2,109,109
  20% of period - end outstanding shares                   (442,519)
                                                          ---------
Total shares for E.P.S. purposes                          3,867,687
                                                          ---------
Net income (loss) per share                                  ($0.69)
                                                          =========
Maximum income (minimum loss) per share:

  Adjusted Income (Loss)                                ($2,880,528)
                                            divide by
  Weighted average shares outstanding                     2,201,098
                                                          ---------
Net income (loss) per share                                  ($1.31)
                                                             ======


    EARNINGS PER SHARE COMPUTATIONS:
    MODIFIED TREASURY STOCK METHOD:
   SIX MONTHS ENDED DECEMBER 31,1997

Total exercise proceeds                                 $15,493,116
                                                         ----------
Period - end outstanding shares                           2,212,596
                                                         ----------
20% of period - end outstanding shares                      442,519
                                                        x
Average share price during period                          $10.2813
                                                         ----------
Proceeds used to purchase shares                         $4,549,651
                                                         ----------
Remaining proceeds                                      $10,943,465
                                                         ----------
Proceeds used to retire average debt                    $13,504,984
                                                         ----------
Remaining proceeds to be invested                       ($2,561,519)
                                                         ==========
Adjusted Income (Loss):
  Net income(loss)                                      ($2,134,284)
  Dividends and accretion to preferred stock            ($1,776,197)
                                                        ------------
Adjusted Income (Loss)                                  ($3,910,481)

Interest expense on retired debt        (10.25%)            346,065
Interest income on proceeds invested    (2.5%)                    0
Tax effect of interest adjustments      (40%)              (138,426)
                                                          ----------
Net income (loss) for E.P.S. purposes                   ($3,702,842)
                                                          ----------
Shares:
  Weighted average shares outstanding                     2,169,597
  Weighted average equivalent shares outstanding          2,192,436
  20% of period - end outstanding shares                   (442,519)
                                                          ----------
Total shares for E.P.S. purposes                          3,919,513
                                                          ----------
Net income (loss) per share                                  ($0.94)
                                                             =======

Maximum income (minimum loss) per share:
  Adjusted Income (Loss)                                 ($3,910,481)
                                           divide by
  Weighted average shares outstanding                      2,169,597
                                                          ----------
Net income (loss) per share                                  ($1.80)
                                                            ========